UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

BIMERGEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	93-3419812
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (855) 946-0154

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share.	BESS	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

Effective October 21, 2025, Bejamin Tran resigned as the Chief Executive Officer of Bimergen Energy Corporation (the “Company”). Mr. Tran’s resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices and Mr. Tran will serve as the Company’s Executive Chairman. To fill the vacancy, the Board of Directors of the Company (the “Board”) appointed Cole W. Johnson and Robert J. Brilon as the Co-Chief Executive Officers. The Board also confirmed that Messrs. Johnson and Brilon will continue to hold their prior positions of President and Chief Financial Officer, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMERGEN ENERGY CORPORATION

Dated: October 21, 2025	By:	/s/ Robert J. Brilon
Robert J. Brilon
Co-Chief Executive Officer